SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Oritani Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	4)	Proposed maximum aggregate value of transaction:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

June 27, 2011

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Oritani Financial Corp (the “Special Meeting”). The Special Meeting will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Tuesday, July 26, 2011 at 9:00 a.m. local time.

The enclosed Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Special Meeting. The business to be conducted at the Special Meeting consists of the approval of our 2011 Equity Incentive Plan.

Our Board of Directors has determined that the matter to be considered at the Special Meeting is in the best interests of Oritani Financial Corp. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the approval of the 2011 Equity Incentive Plan.

Please take a moment now to cast your vote via Internet or by telephone as described on the enclosed Proxy Card, or alternatively, complete, sign, date and return the Proxy Card in the postage paid envelope provided, even if you currently plan to attend the Special Meeting. Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting. Your vote is important.

Sincerely,

/s/ KEVIN J. LYNCH
Kevin J. Lynch
Chairman of the Board, President and Chief Executive Officer

Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

(201) 664-5400

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On July 26, 2011

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Oritani Financial Corp. will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Tuesday, July 26, 2011 at 9:00 a.m. local time.

A proxy statement and proxy card for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and acting upon:

1.	the approval of the Oritani Financial Corp. 2011 Equity Incentive Plan; and

2.	the transaction of such other business as may properly come before the Special Meeting, and any adjournments or postponement thereof.

The Board is not aware of any other such business. Any action may be taken on the foregoing proposal at the Special Meeting, including all adjournments thereof. Stockholders of record at the close of business on June 17, 2011 are the stockholders entitled to notice of and to vote at the Special Meeting. A list of stockholders entitled to vote will be available at 370 Pascack Road, Township of Washington, New Jersey 07676 for a period of twenty days prior to the Special Meeting and will also be available for inspection at the Special Meeting.

By Order of the Board of Directors Oritani Financial Corp.

/s/ PHILIP M. WYKS
Township of Washington, New Jersey	Philip M. Wyks
June 27, 2011	Corporate Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. STOCKHOLDERS WHOSE SHARES ARE HELD IN REGISTERED FORM HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD MUST VOTE IN THE MANNER DIRECTED BY SUCH HOLDER. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER OF RECORD PRESENT AT THE SPECIAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE SPECIAL MEETING.

ORITANI FINANCIAL CORP.

PROXY STATEMENT FOR A

2011 SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 26, 2011

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card are being furnished to the stockholders of Oritani Financial Corp. (sometimes referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at a Special Meeting of Stockholders to be held on Tuesday, July 26, 2011, at 9:00 a.m., local time, at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675. The term “Special Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated June 27, 2011 and is first being mailed to stockholders on or about June 27, 2011.

The Special Meeting of Stockholders

Date, Time and Place	The Special Meeting of Stockholders will be held on Tuesday, July 26, 2011, at 9:00 a.m., local time, at The Estate at Florentine Gardens located at 97 Rivervale Road, River Vale, New Jersey 07675.

Record Date	June 17, 2011.

Shares Entitled to Vote	56,245,065 shares of Oritani Financial Corp. common stock were outstanding on the Record Date and are entitled to vote at the Special Meeting.

Purpose of the Special Meeting	To consider and vote on the approval of the 2011 Equity Incentive Plan.

Vote Required	The approval of the 2011 Equity Incentive Plan requires the affirmative vote of a majority of the shares present and voting without regard to broker non-votes or proxies marked ABSTAIN.

Your Board of Directors

Recommends A Vote in Favor of

The Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the 2011 Equity Incentive Plan.

Oritani Financial Corp.	Oritani Financial Corp., a Delaware corporation, is the holding company for Oritani Bank, an FDIC-insured, New Jersey-chartered savings bank that operates from its main office and 22 full-service banking offices in northern New Jersey. At March 31, 2011, Oritani Financial Corp. had $2.6 billion in total assets. Our principal executive offices are located at 370 Pascack Road, Township of Washington, New Jersey 07676, and our telephone number is (201) 664-5400.

Who Can Vote

The Board of Directors has fixed June 17, 2011 as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Oritani Financial Corp. common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Special Meeting. On June 17, 2011, 56,245,065 shares of Oritani Financial Corp. common stock were outstanding and held by approximately 2,333 holders of record.

How Many Votes You Have

Each holder of shares of Oritani Financial Corp. common stock outstanding on June 17, 2011 will be entitled to one vote for each share held of record.

Matters to Be Considered

The purpose of the Special Meeting is to vote on the approval of the 2011 Equity Incentive Plan. You may be asked to vote upon other matters that may properly be submitted to a vote at the Special Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Special Meeting. Oritani Financial Corp. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Special Meeting and voting in person. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Special Meeting, or at any adjournment or postponement of the Special Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the approval of the 2011 Equity Incentive Plan.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Special Meeting. If you want to vote your shares of Oritani Financial Corp. common stock that are held in street name in person at the Special Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Special Meeting. If other matters properly come before the Special Meeting, or at any adjournment or postponement of the Special Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

Participants in Oritani Financial Corp. Benefit Plans

If you are a participant in the Oritani Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Oritani Financial Corp. common stock, you will have received with this Proxy Statement voting instruction forms with respect to shares you may vote under the plans. Although the trustee or administrator votes all shares held by the plan, each participant may direct the trustee or administrator how to vote the shares of Oritani Financial Corp. common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

As to the approval of the 2011 Equity Incentive Plan, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter. The approval of the 2011 Equity Incentive Plan is determined by the affirmative vote of a majority of the shares cast, without regard to the broker non-votes and proxies marked “ABSTAIN.”

In the event at the time of the Special Meeting there are not sufficient votes to approve 2011 Equity Incentive Plan, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Special Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Oritani Financial Corp. prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Special Meeting; however, simply attending the Special Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

Attention: Philip M. Wyks, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Oritani Financial Corp. will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Oritani Financial Corp. will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Oritani Financial Corp. common stock and secure their voting instructions. Oritani Financial Corp. will reimburse such holders of record for their reasonable expenses in taking those actions. Oritani Financial Corp. retained Phoenix Advisory Partners to assist Oritani Financial Corp. in soliciting proxies and has agreed to pay them a fee of $15,000 plus reasonable expenses for their assistance with this Special Meeting and other matters. If necessary, Oritani Financial Corp. may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” the approval of the 2011 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”). The following table sets forth, as of June 17, 2011, certain information regarding persons who beneficially owned more than five percent of the Company’s issued and outstanding shares of common stock.

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210	4,652,448	8.28%
Oritani Bank Employee Stock Ownership Plan
370 Pascack Road
Township of Washington, New Jersey 07676	3,534,072	6.29%

The following table sets forth information about the shares of Oritani Financial Corp. common stock owned by each director, and each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all directors and executive officers as a group, as of June 17, 2011.

Name	Position(s) held with Oritani Financial Corp. and/or Oritani Bank	Shares Owned Directly and Indirectly (1)		Options Exercisable within 60 days	Beneficial Ownership	Percent of Class
DIRECTORS
Nicholas Antonaccio	Director	77,492		178,835	256,327	*
Michael A. DeBernardi	Director, Executive Vice President and Chief Operating Officer	147,607	(2)	268,253	415,860	*
James J. Doyle, Jr.	Director	128,092		178,835	306,927	*
Robert S. Hekemian, Jr.	Director	212,715	(3)	178,835	391,549	*
Kevin J. Lynch	Chairman, President and Chief Executive Officer	355,218	(2)	596,117	951,335	1.69%
John J. Skelly, Jr.	Director	258,817	(3)	178,835	437,652	*
NAMED OFFICERS WHO ARE NOT DIRECTORS
John M. Fields, Jr.	Executive Vice President and Chief Financial Officer	160,187	(2)	268,253	428,439	*
Thomas G. Guinan	Executive Vice President and Chief Lending Officer	127,05	(2)	268,253	395,278	*
Philip M. Wyks	Senior Vice President and Corporate Secretary	51,990	(2)	39,741	91,731	*
All directors and named executive officers as a group (10) persons		1,545,277	(2)	2,185,760	3,731,037	6.63%

(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse or immediate family members, voting and dispositive power as to the shares reported.
(2)	Includes allocated shares in the employee stock ownership plan of 16,458 for each of Messrs. Lynch, Fields, Guinan and Wyks; 7,125 for Mr. DeBernardi and 10,716 for the other individual included in the group total. Also includes shares in the 401(k) plan of 24,116; 10,960; and 15,474 for Messrs. Fields, Guinan and Wyks, respectively, as well as 3,869 for the other individual included in the group total.
(3)	Includes shares totaling 24,362 for Mr. Hekemian and 125,000 for Mr. Skelly held by companies in which they maintain a controlling ownership interest. Also includes shares totaling 34,861 for Mr. Hekemian held by a trust of which Mr. Hekemian is a trustee.

PROPOSAL 1 - APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the 2011 Equity Incentive Plan (the “Equity Plan”), to provide officers, employees and directors of the Company and Oritani Bank with additional incentives to promote the growth and performance of the Company. Most companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Plan, which is qualified in its entirety by reference to the provisions of the Equity Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Plan authorizes the issuance of up to 5,790,849 shares of Company common stock pursuant to grants of incentive and non-statutory stock options and restricted stock awards and restricted stock units. No more than 1,654,528 shares may be issued as restricted stock awards or restricted stock units.

The Equity Plan will be administered by the Company’s Compensation Committee (the “Committee”) who are “disinterested board members,” as defined in the Equity Plan. The Committee has full and exclusive power within the limitations set forth in the Equity Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Plan’s purposes; and interpreting and otherwise construing the Equity Plan. The Equity Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

The Committee may use shares of stock available under the Equity Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

Eligibility

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options. Non-employee directors may receive in the aggregate up to 30% of the shares reserved for issuance under the Equity Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Plan, which shall be set forth in an award agreement delivered to each participant. Awards may be granted in a combination of incentive and non-statutory stock options, or restricted stock awards and restricted stock units, as follows.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Equity Plan means the final sales price of Company’s common stock as reported on the Nasdaq Global Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock valued at fair market value as of the day of exercise, (ii) by a “cashless exercise” through a third party; (iii) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price of the stock option; (iv) by personal, certified or cashiers’ check; or (v) by a combination of the foregoing. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards under the Equity Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Plan or the award agreement. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock, however, unlike a restricted stock award, no shares of stock are transferred to the recipient until certain requirements or conditions associated with the award are satisfied. The limitation on the number of restricted stock awards available described in the paragraph above is also applicable to restricted stock units.

Prohibition Against Option Repricing. The Equity Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option right previously granted.

Prohibition on Transfer. Generally, all awards, except non-statutory stock options, granted under the Equity Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Restricted stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the Exchange Act. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Plan upon the participant’s death.

Limitation on Awards Under The Equity Plan

The following limits apply to awards under the Equity Plan:

•

the maximum number of shares of stock that may be available for awards under the Equity Plan is 5,790,849, of which up to 1,654,528 shares of stock may be issued as restricted stock awards or restricted stock units;

•

the maximum number of shares of stock that may be covered by options that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 1,447,712 shares; and

•

the maximum number of shares of stock that may be available for awards under the Equity Plan to non-employee directors is thirty percent of the aggregate shares of stock available under the Equity Plan.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing shares limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

In addition, to the extent any shares of stock covered by an award under the Equity Plan (including restricted stock awards) are not delivered to a participant or beneficiary because the award is forfeited or canceled or because the stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Equity Plan.

Performance Features

Section 162(m) of the Internal Revenue Code. A federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, amounts that constitute “qualified performance-based compensation” (as the term is used in Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Plan is designed so that stock options will be considered “qualified performance-based compensation.” The Committee may designate whether any restricted stock awards or restricted stock units being granted to any participant are intended to be “qualified performance-based compensation.” Any such awards designated as intended to be “qualified performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings, financial return ratios, capital, increase in revenue, operating or net cash flows, cash flow return on investment, total stockholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price, assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets, liquidity, interest sensitivity gap levels, regulatory compliance or safety and soundness, improvement of financial rating, administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “qualified performance-based compensation” and the establishment of any performance based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, then the required period of service full vesting shall be determined by the Committee and evidenced in an award agreement, subject to acceleration of vesting in the event of death, disability, retirement, or involuntary or constructive termination of employment or service following a change in control.

It is anticipated that all stock options and restricted stock awards will be granted subject to a vesting schedule of 20% per year over a five year period commencing one year from the date of grant. Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined. All awards would vest upon death, disability, retirement, or involuntary or constructive termination of employment or service following a change in control. The Committee may in its discretion elect to use a different vesting schedule or different performance measures set forth in the Equity Plan.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary or constructive termination of employment or service following a Change in Control of the Company, all outstanding options then held by a participant will become fully exercisable, and all restricted stock awards and restricted stock units shall be fully earned and vested. For the purposes of the Equity Plan, a Change in Control occurs when: (a) the Company or Oritani Bank merges into or consolidates with another entity or merges another bank or corporation into the Company or Oritani Bank, and as a result, less than a majority of the combined voting power of the resulting corporation is held by persons who were stockholders of the Company or Oritani Bank before the merger or consolidation; (b) a person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or Oritani Bank’s voting securities; (c) during any period of two consecutive years, individuals who constitute the Company’s or Oritani Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or Oritani Bank’s Board of Directors, provided that each director who is first elected by the Board by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or (d) the Company or Oritani Bank sells to a third party all or substantially all of its assets.

In the event of a Change in Control, any performance measure attached to an award under the Equity Plan shall be deemed satisfied as of the date of the Change in Control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Plan or any award granted under the Equity Plan, provided that, other than as provided in the Equity Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Plan related to repricing, materially increase the original number of securities which may be issued under the Equity Plan (other than as provided in the Equity Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Plan at any time, retroactively or otherwise, to insure that the Equity Plan complies with current or future law without stockholder approval, and the Board of Directors may unilaterally amend the Equity Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Plan will become effective upon approval by the stockholders at this Special Meeting. The Equity Plan will terminate 10 years or, if sooner, when all shares reserved under the Equity Plan have been issued. At any time, the Board of Directors may terminate the Equity Plan. However, any termination of the Equity Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the Equity Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the fair market value of the restricted stock award in taxable income in the year of the grant date fair market value.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and a stock award is issued, the tax consequences for restricted stock awards (see paragraph above) will be realized. A restricted stock unit does not have voting rights or dividend rights. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made since Section 83(b) of the Internal Revenue Code requires a transfer of stock.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Plan in the event of a Change in Control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table below (“covered employees”). Restricted stock awards and restricted stock units that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the covered employee that is subject to the limit exceeds $1.0 million. Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code (“qualified performance-based compensation”) is not subject to this limit and is fully deductible by the Company. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the Equity Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Restricted stock awards or restricted stock units that vest upon the attainment of performance measurements may also qualify as qualified performance-based compensation. Accordingly, if an award is not exempt from Section 162(m) of the Internal Revenue Code, income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and ASC 505-50, Equity Based Payment to Non-Employees, the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options and other equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Board of Directors has adopted the Equity Plan. If the Equity Plan is approved by stockholders, the Compensation Committee intends to meet promptly after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Equity Plan, the proposal must receive the affirmative vote of a majority of the total shares present and voting at the Special Meeting, in each case without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Special Meeting there are not sufficient votes to approve Equity Plan, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determined the salaries paid to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. Previously, these duties had been performed by the Compensation and Corporate Governance Committee. The Compensation Committee consists of Directors John J. Skelly, Jr. (Chair), Nicholas Antonaccio, James J. Doyle, Jr. and Robert S. Hekemian, Jr. The Compensation and Corporate Governance Committee consisted of the same members. None of these individuals was an officer or employee of Oritani Financial Corp. or Oritani Bank during the fiscal year ended June 30, 2010, or is a former officer of Oritani Financial Corp. or Oritani Bank.

During the fiscal year ended June 30, 2010, (i) no executive of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Oritani Financial Corp.; (ii) no executive officer of Oritani Financial Corp. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Oritani Financial Corp.; and (iii) no executive officer of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oritani Financial Corp.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement. James J. Doyle, Jr. was the chairman of the Compensation Committee when this report was issued.

The Compensation Committee

James J. Doyle, Jr.            Robert S. Hekemian, Jr.

Nicholas Antonaccio        John J. Skelly, Jr.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goal of the Executive Compensation Program is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

Role of the Compensation Committee

The Compensation Committee (the “Committee”) assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices. Authority granted to the Committee is established in its charter, which is available on the Company’s website at www.oritani.com. The Committee met as necessary. One of the responsibilities of the Committee was to provide, on an annual basis, final approval of the significant components of the total compensation of the named executive officers. In making these determinations, the Committee considered the executive’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of the Company, and an assessment of the executive’s individual performance. The Committee also strongly considered the recommendations of the Chief Executive Officer regarding the other named executive officers. The actions of the Committee were presented for discussion at meetings of the full Board of Directors.

Use of Outside Advisors and Survey Data. The Committee used industry survey data from independent sources and engaged an independent compensation consulting firm to assist it in performing its duties. The independent sources of industry survey data utilized by the Committee were the executive compensation reports prepared by the New Jersey League of Community Bankers and L.R. Webber Associates, Inc. (“Webber Survey”). The Webber Survey provides timely and reliable information on wages, salaries, employee benefits, and compensation practices and trends for financial institutions. It is widely utilized within the industry. The Committee engaged a compensation consulting firm, GK Partners, to prepare a compensation report and analysis in connection with the compensation package of the named executive officers. GK Partners is an independent, executive compensation consulting firm with experience in, and knowledge of, the financial services industry. GK Partners had previously been engaged by the Committee. The report GK Partners produced for this fiscal period is dated September 10, 2009. The peers selected for the GK Partners report for purposes of compiling peer data were local publically traded banks that were considered reasonable competitors based on size, profitability, market capitalization and lines of business. The specific peers were:

•	Clifton Savings Bank

•	Dime Community Bancshares

•	Hudson Valley Holding Corp.

•	Investors Bancorp, Inc.

•	Kearny Financial Corp.

•	Lakeland Bancorp

•	NBT Bancorp Inc.

•	Northfield Bancorp, Inc.

•	OceanFirst Financial Corp.

•	Provident Financial Services, Inc.

•	Provident New York Bancorp

•	Roma Financial Corp.

•	Smithtown Bancorp, Inc.

•	Suffolk Bancorp, Inc.

•	Sun Bancorp, Inc.

The Committee communicated directly with, and received certain reports directly from, GK Partners. In addition to the raw peer data, the Committee also considered the relative business models, loan growth, asset quality, and profitability of the banks and thrifts in the peer groups. The report prepared by GK Partners included a peer median and average salary and cash incentive for each of the named executive officers based on their title and responsibilities. The Committee considered the executive’s current base salary and historical annual cash incentive, and compared these amounts to the median and average compensation detailed in the GK Partners Report for the executive’s title and responsibilities. The peer median and average compensation were strongly considered by the Committee when contemplating the executive’s salary and cash incentive (described in the procedures below). The Committee was aware that market base salary increases were less than prior periods due to low inflation and general economic conditions. The Committee also desired to make a large component of compensation performance based. The Committee decided that the acceptable range for base salary increases was 0 to 5% and the acceptable range of target bonus opportunity for annual cash incentives was 0 to 100% of the executive’s current base salary. Given these restrictions, and considering the information provided in the GK Partners Report, the Committee determined a preliminary range of base salary and annual cash incentive for each of the named executive officers. A final amount for each executive was determined using the procedures described in the paragraphs below.

Elements of The Compensation Package

The Company’s 2009/2010 compensation program for named executive officers consisted of base salary, annual cash incentives, equity incentive awards (such as stock options and restricted stock awards), a comprehensive benefits package and perquisites.

Base Salary. Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Company desires to compensate executives fairly. During the fiscal year ended June 30, 2010, the Committee considered prevailing market conditions and approved certain salary adjustments as indicated below. The Committee also considered the overall performance of the individual, including their achievement of individual goals as well as their contribution to Company goals in making their determinations. The Committee relied on the data contained in the GK Partners Report, as well as the data from independent surveys, in formulating its opinion of prevailing market conditions. The data indicated that, in general, base salary increases had been muted. The following table sets forth the base salary increases for the named executive officers approved by the Committee during fiscal year 2010.

Base Salary History at June 30, 2010

	Base Salary	Increase Date	Increase	% Increase	New Base Salary
Kevin Lynch	$545,000	n/a	$—	n/a	$545,000
Michael DeBernardi	$272,500	11/09/09	$8,175	3.00%	$280,675
John Fields	$218,000	11/09/09	$8,720	4.00%	$226,720
Thomas Guinan	$218,000	11/09/09	$8,730	4.00%	$226,730
Philip Wyks	$189,000	11/09/09	$1,890	1.00%	$190,890

The Committee considered the existing base salaries of the named executive officers to be within a reasonable range based on their perception of existing market conditions. The Committee also felt that some adjustments were warranted. In general, the Committee was pleased with the continued progress management made in quality balance sheet growth and capital deployment. However, no adjustment was made for Mr. Lynch as they felt that his current base salary was appropriate when measured versus peers and their desire to have any increase in his compensation to be primarily based on company performance. Adjustments of 4% were made for Mr. Fields and Mr. Guinan, and an adjustment of 3% was made for Mr. DeBernardi, in recognition of their continued contribution toward the aforementioned progress in corporate goal achievement and recognition of their base salaries being somewhat less than those of appropriate peers. In the instance of Mr. Wyks, the Committee felt that a minor (1%) cost of living adjustment to base salary was appropriate at this time as they felt his current salary was sufficient when considered in conjunction with his current responsibilities. The Committee considered the ending base salaries of all of the named executive officers to be appropriate and reasonable considering their responsibilities, in comparison to their peers.

Annual Cash Incentives. Annual cash incentive opportunities are provided to the named executive officers as an incentive to achieve annual goals and objectives. At the November 21, 2008 Annual Meeting of Stockholders of Oritani Financial Corp., stockholders approved the Executive Officer Annual Incentive Plan. This plan became effective at that time and formalized the process of annual cash incentives for named executive officers. The annual cash incentives paid in fiscal 2010 were awarded in accordance with this plan. The plan incorporates three potential incentive achievement levels: threshold; target and maximum. The potential payouts at these levels were disclosed in the 2009 proxy.

The measurement period for the annual cash incentives paid in fiscal 2010 period was October 1, 2008 to September 30, 2009. The Committee established six strategic objectives for measurement of achievement of annual cash incentives. The quantifiable goals measured: total deposit growth; core deposit growth; multifamily and commercial loan growth; loan quality; return on assets versus peers and efficiency ratio versus peers. While income statement results were not directly measured, the plan also incorporated certain income measurements to ensure that high incentive levels could not be attained if low income statement results were realized. The structure of the plan and the specific goals were reviewed by the Committee’s external consultant, GK Partners, and the plan was tailored to incorporate their comments. The peers utilized for the last two measurements consisted of local mutual holding companies, and the specific components were:

•	Clifton Savings Bancorp, Inc.

•	Fox Chase Bancorp, Inc.

•	Investors Bancorp, Inc.

•	Kearny Financial Corp.

•	Magyar Bancorp, Inc.

•	Northfield Bancorp, Inc.

•	Ocean Shore Holding Company

•	Roma Financial Corp.

The Company’s results compared to the strategic objectives are summarized in the table below:

	Measurement	Maximum Goal %	Start Balance	Maximum Goal Amount	Actual Amount
1	Total Deposit Growth	30%	$753,258	$979,235	$1,187,867
2	Core Deposit Growth	30%	292,690	380,497	478,876
3	Loan Growth (a)	25%	648,108	810,135	909,336
4	Loan Quality (b)	<3%	n/a	41,062	52,557
5	ROA versus peers	c	n/a	0.48%	0.40%
6	Efficiency versus peers	c	n/a	58%	54%

a - Commercial real estate and multifamily loan only

b - nonaccrual loans as a percentage of total loans

c - top quartile

Actual results exceeded the maximum target amount for four of the six objectives and the Committee concluded that management had accumulated sufficient overall points to achieve the maximum level of annual cash incentive. The Committee’s external consultant, GK Partners, concurred with this conclusion. Accordingly, cash payments in accordance with the previously disclosed amounts for this level of achievement were approved by the CG&G Committee and such amounts were paid to the executives in December, 2009. These awards to the Company’s named executive officers totaled $803,165. The specific amount awarded to each named executive officer for the fiscal year ended June 30, 2010 is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Equity Incentives. The Company did not have stock issued to the public prior to its initial public offering which was consummated in 2007. In connection with the initial public offering, Oritani Bank established an employee stock ownership plan (“ESOP”) that purchased 3.92% of the total shares issued in the for the benefit of employees of Oritani Bank. The ESOP also purchased an additional 4.0% of the shares issued in connection with the second step offering. The ESOP is a qualified retirement plan.

At a special meeting of stockholders in April 2008, the Company’s stockholders approved the Company’s 2007 Equity Incentive Plan (“the 2007 Equity Plan”) which authorized the issuance of up to 4,172,817 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. The 2007 Equity Plan provided officers, employees and directors of the Company and Oritani Bank with additional incentives to promote the growth and performance of the Company. The Committee believes that officer stock ownership provides a significant incentive in building stockholder value by aligning the interests of the officers, employees and directors with those of the Company’s shareholders. No awards were granted to any named executive officers under the 2007 Equity Plan during fiscal 2010. In accordance with the terms of the outstanding grant agreements under the 2007 Equity Plan, all of the stock awards and the vast majority of stock options that had been granted under the 2007 Equity Plan vested in conjunction with the completion of the second step transaction. As of June 30, 2010, a total of 3,984,823 stock options and restricted stock awards had been granted under the 2007 Equity Plan, representing 95.5% of the shares available.

Other. Additionally, the Company provides certain fringe benefits, including retirement plans, termination benefits, and perquisites. The retirement plans consist of:

•

A tax-qualified defined benefit plan (frozen as of December 31, 2008); a 401(k) plan (with a Company match equal to 50% of the first 6% of employee deferrals); and an employee stock ownership plan (“ESOP”) (with annual Company contributions equal to the amount of the annual ESOP loan repayment).

•

A nonqualified Benefit Equalization Plan which provides benefits to employees who are disallowed certain benefits under the Company’s qualified benefit plans; a nonqualified Executive Supplemental Retirement Income Agreement for our Chief Executive Officer; and a post-retirement medical plan for certain eligible senior officers.

The Committee considered these items when contemplating the overall compensation package awarded to the named executive officers. The Committee felt that these items were appropriate given the level of responsibility for each named executive officer and that no changes to the programs were warranted.

Other Matters.

Corporate Income Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit on a publicly-traded company’s federal tax deduction for certain types of compensation paid to the principal executive officer and each of the next four most highly compensated named executive officers, excluding the principal financial officer. Compensation that is “qualified performance-based compensation” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation. It has been the Committee’s practice to structure the compensation and benefit programs offered to the named executive officers in order to maximize the tax deductibility of amounts paid. However, in structuring the compensation programs and in reaching compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize compensation payments, all or part of which would be nondeductible for federal tax purposes. The accelerated vesting of the stock awards granted under the 2007 Equity Plan due to the second step transaction resulted in substantial 2010 income recognition for certain officers who are subject to the limits under Section 162(m) of the Internal Revenue Code. Because those awards were not eligible for the qualified performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the Company’s federal income tax deduction for compensation expenses for the tax year ended June 30, 2010, will be limited by Section 162(m) of the Internal Revenue Code.

Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the named executive officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount. Severance payments to the named executive officers pursuant to their employment agreements that are paid in connection with termination following a Change in Control are subject to reduction in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

Accounting Considerations. The Committee considers the financial statement implications of each element of the named executive officers’ compensation. However, the impact of each compensation element on the Company’s overall compensation philosophy and compensation program, including considerations such as balancing long-term and short-term incentives, as well as the projected economic costs of each element are the primary determining factors of the named executive officers’ compensation packages.

Executive Stock Ownership Requirements. The Board believes the Chief Executive Officer and all Executive Vice Presidents should have a financial investment in the Company’s stock in order to further align their interests with those of stockholders. Executive Vice Presidents are expected to own at least 25,000 shares of common stock, and the Chief Executive Officer is expected to own at least 50,000 shares of common stock. Each of the relevant executive officers currently exceeds these requirements.

Executive Officer Compensation

Summary Compensation Table.

The following table sets forth for the fiscal years ended June 30, 2010, 2009 and 2008 certain information as to the total remuneration paid to Mr. Lynch, who serves as Chief Executive Officer, Mr. Fields, who serves as Chief Financial Officer, and the next three most highly compensated executive officers of the Company or Oritani Bank. Each of the individuals listed in the table below is referred to as a “named executive officer.”

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	Change in pension value and non- qualified deferred compensation earnings ($) (3)	All other compensation ($) (4)	Total ($)
Kevin J. Lynch	2010	557,577	—	2,384,138	1,048,105	408,750	2,261,515	159,491	6,819,576
President and	2009	550,750	250,000	621,949	273,419	—	1,648,874	110,512	3,455,504
Chief Executive Officer	2008	530,769	250,000	103,658	45,570	—	919,491	111,241	1,960,730
Michael A. DeBernardi	2010	277,531	—	1,144,386	471,647	133,525	280,886	103,813	2,411,788
Executive Vice President	2009	263,846	65,625	298,536	123,038	—	87,278	25,995	864,318
and COO	2008	57,692	—	49,756	20,506	—	22,884	8,312	159,150
John M. Fields, Jr.	2010	229,470	—	1,144,386	471,647	106,820	253,102	93,086	2,298,512
Executive Vice President	2009	211,077	70,000	298,536	123,038	—	73,436	76,249	852,336
and CFO	2008	196,192	56,700	49,756	20,506	—	19,149	77,649	419,952
Thomas Guinan	2010	223,366	—	1,144,386	471,647	106,820	326,576	91,619	2,364,415
Executive Vice President	2009	211,077	80,000	298,536	123,038	—	115,092	77,776	905,519
and CLO	2008	188,923	58,800	49,756	20,506	—	39,735	80,826	438,546
Philip M. Wyks	2010	190,163	—	179,975	69,874	37,800	269,115	70,561	817,487
Senior Vice President	2009	191,181	37,800	46,950	18,228	—	192,800	76,239	563,198
and Corp. Secretary	2008	192,635	47,250	7,825	3,038	—	60,577	78,649	389,973

(1)	Includes $12,577 and $5,859 of payments made in 2010 to Messrs. Lynch and Fields, respectively, for unused vacation days.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 30, 2010, 2009 and 2008, in accordance with FASB ASC Topic 718 for restricted stock awards pursuant to the 2007 Equity Plan. Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2010 included in Oritani Financial Corp.’s Annual Report on Form 10-K.
(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal years ended June 30, 2010, 2009 and 2008, in accordance with FASB ASC Topic 718 for stock option awards pursuant to the 2007 Equity Plan. Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2010 included in Oritani Financial Corp.’s Annual Report on Form 10-K.
(4)	The amounts in this column reflect the actuarial increase in the present value at June 30, 2010 compared to June 30, 2009, of the named executive officer’s benefits under the Defined Benefit Plan and Benefit Equalization Plan and, in the case of Mr. Lynch, an Executive Supplement Retirement Income Agreement and the Directors’ Retirement Plan maintained by Oritani Bank, and, in the case of Mr. DeBernardi, the Directors’ Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s audited financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested. This column also includes $83,515, $1,908, $9,102, $3,576, and $6,115 of preferential or above-market earnings on non tax-qualified deferred compensation for non-qualified defined contribution plans for Messrs. Lynch, DeBernardi, Fields, Guinan and Wyks, respectively, as well as $20,978 for Mr. DeBernardi of preferential earnings on a similar plan for deferred director fees.
(5)	The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, membership dues and other personal benefits), employee benefits (employer cost of life insurance and health insurance), employer contributions to defined contribution plans (the 401(k) Plan, the ESOP and the Benefit Equalization Plan) and dividends on unvested stock awards. Amounts are reported separately under the “All Other Compensation” table.

All Other Compensation

Name	Fiscal Year	Company Contribution on Medical, Dental, Disability and Insurance Benefits ($)	Automobile Allowance ($)	Company Contribution to ESOP and 401(k) Plan Match ($)	Benefit Equalization Plan Contribution ($)	Dividends on unvested stock awards ($)	Country Club Dues ($)	Total ($)
Kevin J. Lynch	2010	16,123	18,448	34,815	30,450	48,683	10,973	159,491
	2009	16,846	16,521	48,430	20,561	—	8,154	110,512
	2008	19,885	13,073	48,480	23,423	—	6,380	111,241
Michael DeBernardi	2010	18,080	14,518	34,815	13,033	23,368	—	103,813
	2009	14,803	9,305	—	1,887	—	—	25,995
	2008	8,312	—	—	—	—	—	8,312
John M. Fields, Jr.	2010	14,419	9,695	34,815	10,790	23,368	—	93,086
	2009	13,228	9,620	47,969	5,432	—	—	76,249
	2008	12,102	9,581	48,815	7,151	—	—	77,649
Thomas Guinan	2010	12,722	7,266	34,890	9,104	23,368	4,270	91,619
	2009	12,168	7,469	48,527	5,001	—	4,611	77,776
	2008	11,079	7,458	53,612	2,299	—	6,377	80,826
Philip M. Wyks	2010	17,500	7,622	38,251	3,512	3,675	—	70,561
	2009	16,879	7,522	49,767	2,072	—	—	76,239
	2008	15,999	7,438	50,414	4,798	—	—	78,649

Plan-Based Awards. The Company’s stockholders approved the Executive Officer Annual Incentive Plan (the “Incentive Plan”) at the Company’s 2008 annual meeting, so that the annual cash awards paid to senior executives under the Incentive Plan could qualify as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, the amount which the Company may deduct on its federal income tax return for compensation paid or accrued with respect to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief financial officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit. In order to qualify as “performance-based compensation,” the material terms of the performance goals on which the payment of compensation is based must be disclosed to and approved by stockholders.

All full-time executive or senior officers of Oritani Bank are eligible for selection to participate in the Incentive Plan. Each year, the Committee (the “Committee”) will approve: (i) the employees who will participate in the Incentive Plan for that year; (ii) award levels, which shall be expressed as a percentage of a participant’s base salary for that year, for each participant under the Incentive Plan (these award levels will include threshold, target and maximum award opportunities); (iii) performance goals selected from among the list of goals set forth in the Incentive Plan. No later than 90 days after the commencement of each performance period (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Committee will establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the Incentive Plan to reduce an award at any time before it is paid.

Cash awards may be paid under the Incentive Plan for any performance period only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such performance period and after the Committee certifies that the performance goals for the year have been satisfied. If a participant is not employed by Oritani Bank at the end of the year, no payment under the Incentive Plan will be made to the Participant except in the discretion of the Committee. If a Participant dies, a payment under the Plan may be awarded in the discretion of the Chief Executive Officer (or the Board, if it is the Chief Executive Officer who dies). Payments will be made after approval by the Board following the conclusion of the plan year.

Grants of Plan-Based Awards for the Fiscal Year Ended June 30, 2010

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Kevin J. Lynch	136,250	272,500	408,750
Michael DeBernardi	56,135	98,236	140,338
John M. Fields, Jr.	45,344	79,352	113,360
Thomas Guinan	45,344	79,352	113,360
Philip M. Wyks	19,089	38,178	57,267

(1)	Assumes full achievement of individual component of award total.

The Committee determined that the threshold for payments at the maximum level had been achieved, and such payments were made in December, 2010.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2010 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kevin J. Lynch	596,117	—	10.43	05/05/18	—	—
Michael DeBernardi	268,253	—	10.43	05/05/18	—	—
John M. Fields, Jr.	268,253	—	10.43	05/05/18	—	—
Thomas Guinan	268,253	—	10.43	05/05/18	—	—
Philip M. Wyks	39,741	—	10.43	05/05/18	—	—

(1)	Stock options expire ten years after the grant date.

Option Exercises And Stock Vested. None of the Company’s named executive officers exercised any stock options during the fiscal year ended June 30, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Kevin J. Lynch	—	—	238,447	2,475,081
Michael DeBernardi			114,455	1,188,040
John M. Fields, Jr.	—	—	114,455	1,188,040
Thomas Guinan			114,455	1,188,040
Philip M. Wyks	—	—	18,000	186,840

(1)	Total of scheduled vesting on May 12, 2010 plus accelerated vesting on June 24, 2010. Shares have been adjusted to reflect conversion ratio.
(2)	Based upon market value of $10.86 per share on May 12, 2010 and $10.22 per share on June 24, 2010, adjusted to reflect the exchange ratio from the second step conversion.

Pension Benefits. The following table sets forth information with respect to pension benefits at and for the fiscal year ended June 30, 2010 for the named executive officers. See “Defined Benefit Plan,” “Director’s Retirement Plan,” “Benefit Equalization Plan” and “Executive Supplemental Retirement Income Agreement” for a discussion of the plans referenced in this table.

Pension Benefits at and for the Fiscal Year

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Kevin J. Lynch	Defined Benefit Plan	15.50	634,000	—
	Directors’ Retirement Plan	19.67	499,000	—
	Benefit Equalization Plan	15.50	1,508,000	—
	Executive Supplemental Income Agreement	5.50	3,682,000	—
Michael DeBernardi	Defined Benefit Plan	—	—	—
	Benefit Equalization Plan	—	—	—
	Directors’ Retirement Plan	16.67	228,000	—
John M. Fields, Jr.	Defined Benefit Plan	10.67	186,000	—
	Benefit Equalization Plan	10.67	25,000	—
Thomas Guinan	Defined Benefit Plan	21.17	448,000	—
	Benefit Equalization Plan	5.50	7,000	—
Philip M. Wyks	Defined Benefit Plan	32.50	917,000	—
	Benefit Equalization Plan	32.50	92,000	—

(1)	The figures shown are determined as of the plan’s measurement date of June 30, 2010 for purposes of the Company’s audited financial statements. For mortality, discount rate and other assumptions used for this purpose, please refer to note 13 in the audited financial statements included in Oritani Financial Corp.’s Annual Report on Form 10-K.

Nonqualified Deferred Compensation.

The following table sets forth information with respect to the portion of the Benefit Equalization Plan that supplements the 401(k) Plan and the employee stock ownership plan at and for the fiscal year ended June 30, 2010 for the named executive officers.

Nonqualified Deferred Compensation at and for the Fiscal Year Ended June 30, 2010

Name	Executive contributions in last fiscal year	Registrant contributions in last fiscal year (1)	Aggregate earnings in last fiscal year (2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Kevin Lynch	120,000	403,500	130,562	—	1,599,174
Michael DeBernardi	52,368	212,749	4,429	—	84,492
John M. Fields, Jr.	45,000	188,845	21,200	—	276,985
Thomas Guinan	47,000	185,314	8,299	—	125,921
Philip M. Wyks	(3,711)	29,215	14,191	—	161,202

(1)	The amounts reported in this column were also reported as compensation in the Summary Compensation Table as components of the 2010 totals for “Change in pension value and non-qualified deferred compensation earnings” and “All Other Compensation.”
(2)	For Messrs. Lynch, DeBernardi, Fields, Guinan and Wyks, $83,515, $1,908, $9,102, $3,576 and $6,115 respectively, were reported as preferential or above-market earnings for each individual under “Change in pension value and non-qualified deferred compensation earnings” in the Summary Compensation Table.

Benefit Plans and Arrangements

Employment Agreements. Oritani Bank entered into an employment agreement with Kevin J. Lynch effective as of January 1, 2003. The agreement had an initial term of three years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, the current base salary is $545,000. The base salary is reviewed at least annually and may be increased, but not decreased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive is also entitled to reimbursement of business expenses, including fees for membership in a country club, a health club, and such other clubs and organizations as appropriate for business purposes. The executive is entitled to indemnification to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with any action in which he may be involved by reason of having been an officer or director of Oritani Bank. Upon retirement at 70 (or at an earlier age in accordance with any retirement arrangement established with the executive’s consent) the executive and his spouse would be entitled to continuing health care insurance coverage until the death of the executive and his spouse.

The executive is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event: (A) the executive’s employment is terminated for reasons other than (1) just cause; (2) disability; (3) death, (4) retirement; or (5) a change in control, or (B) the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope, (3) a relocation of the executive’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or a material reduction in the benefits and perquisites from those being provided to the executive as of the effective date of the employment agreement, (4) the liquidation or dissolution of Oritani Bank, or (5) a breach of the employment agreement by Oritani Bank, then the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of the Company, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus paid to him during the term of the employment agreement, plus continuation of insurance coverage for 36 months. In the event the severance payment provisions of the employment agreement are triggered, the executive would be entitled to a cash severance benefit in the amount of approximately $2.9 million if the termination of employment is not in connection with a change in control or $2.3 million if the termination is in connection with a change in control, where the reduction is necessary in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Oritani Bank for one year following termination of employment in any city, town or county in which Oritani Bank has an office or has filed an application for regulatory approval to establish an office. Should the executive become disabled, Oritani Bank would continue to pay the executive his base salary, bonuses and other cash compensation for the longer of the remaining term of the employment agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Oritani Bank, the executive’s beneficiary or estate will be paid the executive’s base salary for the remaining term of the employment agreement and the executive’s family will be entitled to continuation of medical and dental benefits.

Oritani Bank has entered into employment agreements with Messrs. DeBernardi, Fields, Guinan and Wyks that are substantially similar to the employment agreement of Mr. Lynch, except that each of these agreements has a term of two years and entitles the executive to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus and to the continuation of life, medical, and dental coverage for 24 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of the Company, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus paid to him or her during the term of the employment agreement, plus continuation of insurance coverage for 24 months.

Benefit Equalization Plan. Oritani Bank has adopted the 2005 Benefit Equalization Plan to provide certain executives with benefits to which they would otherwise be entitled under Oritani Bank’s Defined Benefit Pension Plan, 401(k) Plan and Employee Stock Ownership Plan, but for the limitations imposed by the Internal Revenue Code. The 2005 Benefit Equalization Plan was adopted to incorporate the required provisions of Code Section 409A and was amended and restated in January 2008 in order to incorporate the final Department of Treasury regulations issued under Code Section 409A. Oritani Bank’s prior Benefit Equalization Plan was frozen effective as of December 31, 2004. The 2005 Benefit Equalization Plan is materially similar to the frozen Benefit Equalization Plan, except that a participant’s elections regarding distributions under the tax-qualified 401(k) Plan, the Employee Stock Ownership Plan and Defined Benefit Pension Plan control the form and timing of distributions of a participant’s account in the frozen Benefit Equalization Plan. This provision is no longer permitted with respect to deferrals or accruals subject to Code Section 409A and is not included in the 2005 Benefit Equalization Plan. Employees who are president, executive vice president, senior vice president and vice president of Oritani Bank are eligible to participate in the plan. During fiscal 2010, eleven current employees and one retired employee participated in the 2005 Benefit Equalization Plan. A committee appointed by the Oritani Bank Board of Directors administers the plan.

Under the 401(k) portion of the 2005 Benefit Equalization Plan, participants may make annual deferrals of compensation in an amount up to the difference between the maximum amount the participant would be permitted to contribute to Oritani Bank’s 401(k) plan for the given year but for the limitations of the Internal Revenue Code and the deferrals actually made to the 401(k) plan by the participant for the plan year. Oritani Bank will establish a supplemental 401(k) plan account for each participant and credit the account with such contributions. In addition, the participant’s account will be credited monthly with earnings at a rate equivalent to the greater of (i) the Citibank Prime Rate, or (ii) nine percent (9%), plus matching contributions. For fiscal 2010, a total of $195,000 in interest was credited to the accounts of current employees under this plan. Upon termination of service due to any reason other than death, the supplemental 401(k) plan benefit will be payable either in a lump sum or in up to 5 annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental 401(k) plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.

Upon termination of service due to any reason other than death, a participant will also be entitled to a benefit equal to the difference between the actuarial present value of the participant’s normal retirement benefit under Oritani Bank’s defined benefit plan and the actuarial present value of his normal retirement benefit calculated pursuant to the terms of the defined benefit plan, without the application of the limitations imposed by the Internal Revenue Code, which amount will be reduced and offset by the corresponding benefit amount payable to the participant under the frozen Benefit Equalization Plan. The supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant in monthly installments for the longer of 120 months or the remainder of the participant’s life. In the event of the participant’s death before 120 installments have been paid, the participant’s beneficiary will receive the present value of the remaining monthly installments in a lump sum. Alternatively, the participant may also make, prior to commencement of the supplemental defined benefit plan benefit, a one-time irrevocable election to receive his benefit under the plan in the form of a 100% joint and survivor annuity or a 50% joint and survivor annuity. Upon termination of service due to death, the supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election. A participant’s supplemental defined benefit plan amount payable under the 2005 Benefit Equalization Plan will be reduced and offset by the corresponding supplemental defined benefit plan amount payable under the frozen Benefit Equalization Plan.

The supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan is denominated in shares of phantom stock equal to the difference between the number of shares of the Company common stock that would have been allocated to the participant under the employee stock ownership plan, but for the limitations imposed by the Internal Revenue Code, and the actual number of shares of the Company common stock allocated to the participant under the Oritani Bank employee stock ownership plan for the relevant plan year, plus earnings on the phantom shares deemed allocated to the participant’s supplemental employee stock ownership plan account, based on the fair market value of the Company stock on such date. Upon termination of service due to any reason other than death, the supplemental employee stock ownership plan benefit will be payable either in a lump sum or in up to five annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election. On May 10, 2010, participation in the employee stock ownership portion of the 2005 Benefit Equalization Plan was frozen such that no new participants may join the plan after that date.

In the event of a change in control of Oritani Bank or the Company, the participant’s supplemental 401(k) plan benefit, supplemental employee stock ownership plan benefit, and supplemental defined benefit plan will be paid to the participants in a lump sum at the time of the change in control, unless a participant has selected an alternative form of distribution upon a change in control. Such an election, if made, was required to be made by a participant not later than December 31, 2008, or with respect to new plan participants within thirty days after the participant first becomes eligible to participate in the 2005 Benefit Equalization Plan.

Executive Supplemental Retirement Income Agreement. Oritani Bank entered into an Executive Supplemental Retirement Income Agreement (the “Agreement”) for Kevin J. Lynch (the “Executive”) effective as of January 1, 2005. The Agreement provides for the payment of a supplemental retirement income benefit equal to 70% of the Executive’s highest average annual base salary and bonus (over a 36-consecutive month period within the last 120 consecutive months of employment), reduced by the sum of the Executive’s annuitized value of the benefits payable from Oritani Bank’s Defined Benefit Pension Plan, the annuitized value of the benefits payable under the defined benefit portion of Oritani Bank’s frozen Benefit Equalization Plan and 2005 Benefit Equalization Plan and the annuitized value of one-half of the Executive’s Social Security benefits attributable to Social Security taxes paid by Oritani Bank on behalf of the Executive, reduced by the Social Security offset under the Oritani Bank’s Defined Benefit Pension Plan. In the event the Executive dies prior to termination of employment or after termination of employment but prior to the payment of any portion of the supplemental retirement income benefit, the Executive’s beneficiary will be entitled to a survivor’s benefit, payable in 240 monthly installments, and equal to the greater of the annual amount of $327,446 reduced by the annuitized value of the benefit payable under the Benefit Equalization Plan, or the supplemental retirement income benefit determined as if the Executive retired on the day before his death and commenced receiving benefits at such time. In the event the Executive dies while receiving benefits under the Agreement, the unpaid balance of benefits will be paid to the Executive’s beneficiary for the remainder of the 240 installments. Upon the Executive’s retirement, the Executive will be entitled to a supplemental retirement income benefit payable in monthly installments over the longer of 240 months or the Executive’s lifetime. In the event the Executive is a “specified employee,” payments will commence the first day of the 7 th month following the Executive’s retirement, but only to the extent necessary to comply with Code

Section 409A. The Executive may elect to retire and receive an early retirement benefit equal to the supplemental retirement income benefit reduced by 5% per year for each year prior to the Executive’s 65 th birthday, payable monthly for the longer of 240 months or the Executive’s lifetime. In the event the Executive becomes disabled, he will be entitled to a supplemental disability benefit equal to the supplemental retirement income benefit calculated as if the Executive retired on the date of his termination of employment due to disability, reduced by 5% per year for each year that such disability occurs prior to the Executive’s 65 th birthday. In the event of the Executive’s termination of employment within 3 years following a change in control, other than due to termination for cause, the Executive will be entitled to a full supplemental retirement income benefit calculated as if the Executive had retired following his normal retirement date. Payments to the Executive in the event of a change in control will be made in 240 monthly installments.

Senior Officers Post-Retirement Medical Coverage. Senior officers designated by the Board of Directors who have attained age 52 and have at least five years of service, are eligible to participate in the senior officers post-retirement medical coverage program. If a participant dies after becoming eligible for coverage but prior to retirement, the individual will be deemed to have retired on the day before the individual died. Coverage will begin at the time of retirement and continue at the same level as before retirement. Retirees who are eligible for Medicare benefits will have benefits under the program coordinated with Medicare benefits. The spouse of a senior officer covered under the program will be entitled to medical coverage for life. Oritani Bank’s contribution to the program will be limited to two times the medical insurance premium at the time of the individual’s retirement. During fiscal 2010, eight current employees were eligible for participation in the Senior Officers Post-Retirement Medical Coverage, and the total cost to Oritani Bank during fiscal 2010 was $288,000.

Group Life Insurance Retirement Plan. In conjunction with its investment in Bank Owned Life Insurance, Oritani Bank implemented this plan which provides selected employees with post-retirement life insurance. Coverage under this plan is only applicable to selected employees who retire from Oritani Bank under this plan (or if their termination is due to disability or change in control). The coverage provided under this plan is equal to: two times annual base salary for vice presidents and above; and one time annual base salary for assistant vice presidents and below. The Company incurs no additional cost to provide the coverage, however, there is an expense accrual associated with the benefit. This accrual totaled $128,000 during fiscal 2010.

401(k) Plan. Oritani Bank participates in the Pentegra Defined Contribution Plan for Financial Institutions, a multiple-employer 401(k) plan, for the benefit of its employees. Employees who have completed 1,000 hours of service during a 12-consecutive-month period are eligible to participate in the plan. Participants may contribute up to 50% of their plan salary to the plan. Oritani Bank will provide matching contributions at the rate of 50% of the participant’s contributions, up to 6% of each participant’s monthly plan salary. Employee and employer contributions are 100% vested at all times. In general, under federal tax law limits, the annual contributions made to the plan may not exceed the lesser of 100% of the participant’s total compensation or $49,000 for calendar 2010. For this purpose, contributions include employer contributions, participant 401(k) contributions and participant after-tax contributions. Participants who have attained age 50 before the end of a calendar year will be eligible to make catch-up contributions in accordance with Section 414(v) of the Internal Revenue Code. The maximum catch-up contribution level for 2010 is $5,500. This amount is periodically adjusted for inflation. Contributions are invested at the participant’s direction in one or more of the investment funds provided under the plan. A loan program is available to plan participants. In general, participants may make only one withdrawal from their accounts per calendar year while they are employed, subject to certain limitations; upon termination of employment, they may make withdrawals from their accounts at any time. Participants who become disabled may withdraw from their vested account balance as if they had terminated employment. In the event of a participant’s death, the participant’s beneficiary will be entitled to the value of the participant’s account. In connection with the minority stock offering, Oritani Bank withdrew from the Pentegra plan and established an individually designed 401(k) plan with terms substantially similar to the Pentegra plan. In addition, an employer stock fund was created within the 401(k) plan in order to permit participants in the 401(k) plan to purchase shares of employer stock for their accounts.

Defined Benefit Plan. Oritani Bank participates in the Financial Institutions Retirement Fund, a multiple-employer defined benefit plan, for the benefit of its employees. Employees of Oritani Bank who are age 21 or older and who have completed 12 months of employment are eligible to participate in the plan. Participants become vested in their retirement benefit upon completion of 5 years of employment, provided that participants who have reached age 65 automatically become 100% vested, regardless of the number of completed years of employment. Payments of benefits under the plan are made in the form of a life annuity with 120 payments guaranteed unless one of the optional forms of distribution has been selected. Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.25% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary, up to the covered compensation limits, for the 5 highest paid consecutive years of benefit service. In addition, the participant will be entitled to an annual retirement benefit equal to 1.75% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary in excess of the covered compensation limits, for the 5 highest paid consecutive years. The covered compensation limit is the average of the maximum wage subject to FICA taxes (i.e., the social security wage base) for the 35-year period preceding social security retirement age. In the event a participant has more than 35 years of service, the benefit attributable to benefit service completed in excess of 35 years will be calculated by using a 1.75% accrual rate for the portion of a participant’s high-5 year average salary below the covered compensation limit. Participants who terminate employment prior to age 65 will be entitled to a reduced retirement benefit calculated by applying an early retirement factor based on the participant’s age when payments begin. The earliest age at which a participant may receive retirement benefits is age 55. Normal and early retirement benefits are payable over the longer of the lifetime of the retiree or 120 monthly installments. In the event a retiree dies before 120 monthly installments have been paid, the retiree’s beneficiary will be entitled to the value of such unpaid installments paid in a lump sum. The participant or beneficiary may elect to have benefits paid in the form of installments. In the event a participant dies while in active service, his beneficiary will be entitled to a lump sum death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10.0% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus refund of the participant’s contributions, if any, with interest.

This plan was frozen as of January 1, 2009. Existing participants remain eligible to receive their accrued benefit as of that date, however, no new benefits will accrue under the plan.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. The employee stock ownership plan was adopted in connection with our initial stock offering. Employees who are at least 21 years old with at least one year of employment with Oritani Bank are eligible to participate. The employee stock ownership plan trust originally borrowed funds from the Company and used those funds to purchase a shares of our common stock equal to 3.92% of the outstanding shares of common stock, including shares of common stock issued to Oritani Financial Corp., MHC and to the OritaniBank Charitable Foundation, that were issued in connection with our initial public offering. In connection with our second step stock offering, the ESOP loan was refinanced and the ESOP purchased 4% of the second step stock offering. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Oritani Bank discretionary contributions to the employee stock ownership plan over a period of not more than 25 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is 6% until December 31, 2014 and thereafter a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year except for the first year of credited service, for which no vesting is earned. Benefits are fully vested upon completion of six years of credited service. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Oritani Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. We are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock-Based Incentive Plan. The 2007 Equity Incentive Plan was adopted by the Company and approved by stockholders to provide our officers, employees and directors with additional incentives to promote our growth and performance. Stockholders approved the 2007 Equity Plan on April 22, 2008. Subject to permitted adjustments for certain corporate transactions, the 2007 Equity Plan authorizes the issuance of up to 4,172,817 shares (reflecting the 1.50 exchange ratio for the second step transaction) of our common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 1,192,234 shares (reflecting the 1.50 exchange ratio for the second step transaction) may be issued as restricted stock awards.

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the 2007 Equity Plan, except that non-employees may not be granted incentive stock options. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards.

Potential Payments Under Termination or Change in Control Agreements.

The tables below reflect the amount of compensation to each of the named executive officers pursuant to such individual’s employment agreement in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements (prior to a change in control). The amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability or death is shown below. The amounts shown assume that such termination was effective as of June 30, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out could only be determined at the time of such executive’s separation from the Company.

Termination Payments

	Involuntary Termination		Involuntary Termination after Change in Control		Retirement		Disability		Death
Kevin J. Lynch
Employment Agreement	$2,909,618	(1)	$2,313,624	(2)	$—	(3)	$2,269,502	(4)	$2,261,134	(5)
Executive Supplemental Retirement Income Agreement	$3,313,800	(6)	$3,682,000	(6)	$3,682,000	(6)	$3,313,800	(6)	$3,313,800	(6)
Benefit Equalization Plan	$2,001,000	(7)	$2,001,000	(7)	$2,001,000	(7)	$2,001,000	(7)	$2,001,000	(7)
2005 Directors’ Retirement Plan	$499,000	(8)	$499,000	(8)	$499,000	(8)	$499,000	(8)	$499,000	(8)
2007 Equity Incentive Plan	$—	(9)	$—	(9)	$—	(9)	$—	(9)	$—	(9)
Michael A. DeBernardi
Employment Agreement	$864,559	(10)	$864,559	(11)	$—	(12)	$579,255	(13)	$576,284	(14)
Benefit Equalization Plan	$200,000	(15)	$200,000	(15)	$—	(15)	$200,000	(15)	$200,000	(15)
2005 Directors’ Retirement Plan	$—	(16)	$228,000	(16)	$—	(16)	$228,000	(16)	$228,000	(16)
2007 Equity Incentive Plan	$—	(17)	$—	(17)	$—	(17)	$—	(17)	$—	(17)
John M. Fields, Jr.
Employment Agreement	$695,917	(18)	$695,917	(19)	$—	(20)	$466,265	(21)	$464,648	(22)
Benefit Equalization Plan	$205,000	(23)	$205,000	(23)	$205,000	(23)	$205,000	(23)	$205,000	(23)
2007 Equity Incentive Plan	$—	(24)	$—	(24)	$—	(24)	$—	(24)	$—	(24)
Thomas G. Guinan
Employment Agreement	$692,524	(25)	$692,524	(26)	$—	(27)	$463,991	(28)	$462,375	(29)
Benefit Equalization Plan	$186,000	(30)	$186,000	(30)	$186,000	(30)	$186,000	(30)	$186,000	(30)
2007 Equity Incentive Plan	$—	(31)	$—	(31)	$—	(31)	$—	(31)	$—	(31)
Philip M. Wyks
Employment Agreement	$492,380	(32)	$492,380	(33)	$—	(34)	$329,895	(35)	$328,439	(36)
Benefit Equalization Plan	$123,000	(37)	$123,000	(37)	$123,000	(37)	$123,000	(37)	$123,000	(37)
2007 Equity Incentive Plan	$—	(38)	$—	(38)	$—	(38)	$—	(38)	$—	(38)

(1)	This amount represents 3 times the sum of (i) Mr. Lynch’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 36 months following termination of employment.
(2)	This amount represents the maximum severance payments and other benefits to Mr. Lynch under his employment agreement without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits provided to Mr. Lynch as a result of the change in control are reduced by $595,994 in order to avoid an “excess parachute payment.”
(3)	Mr. Lynch is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(4)	In the event of his disability, Mr. Lynch would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. Lynch’s base salary and continued life, medical, dental and disability insurance for the remaining term of the agreement, without any reduction for payments under bank sponsored disability programs.
(5)	In the event of his death, Mr. Lynch’s beneficiary would be entitled to receive Mr. Lynch’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(6)	This amount represents the present value of Mr. Lynch’s accumulated benefit under his Executive Supplemental Retirement Income Agreement. Under his Executive Supplemental Retirement Income Agreement, Mr. Lynch is entitled to receive an annual supplemental retirement benefit commencing at age 65 equal to 70% of his highest annual base salary and bonus over the consecutive 36 month period within the last 120 consecutive calendar months of employment, reduced by the sum of (i) the annuitized value of his benefits under the bank’s pension plan, (ii) the annuitized value of his benefits under the “defined benefit” portion of the bank’s benefit equalization plan, and (iii) the annuitized value of one-half of his Social Security benefits attributable to taxes paid by the bank on his behalf. Upon a change in control, Mr. Lynch is entitled to the full supplemental retirement income benefit as if he worked through age 65. In the event of Mr. Lynch’s death, disability, or termination prior to reaching age 65, Mr. Lynch is entitled to his early retirement benefit equal to 85% of his supplemental retirement benefit. Mr. Lynch is fully vested in his early retirement benefit.
(7)	Following Mr. Lynch’s separation from service for any reason, he will be entitled to receive his accrued benefit under the Benefit Equalization Plan as of his date of termination.
(8)	This amount represents the present value of Mr. Lynch’s accumulated benefit under the 2005 Directors Retirement Plan. Under the 2005 Directors’ Retirement Plan, Mr. Lynch is entitled to receive an annual retirement benefit equal to 50% of the aggregate compensation paid to him during the year of his retirement. Mr. Lynch is currently 100% vested in his annual retirement benefit under the plan, and his benefits under the plan will commence following his date of termination
(9)	This amount represents the fair market value of the outstanding equity awards that become exercisable as a result of Mr. Lynch’s involuntary termination after a change in control, disability, or death. In the event of Mr. Lynch’s involuntary termination or retirement, his unvested outstanding equity awards will be forfeited.
(10)	This amount represents two times the sum of (i) Mr. DeBernardi’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.

(11)	This amount represents the maximum severance payments and other benefits to Mr. DeBernardi under his employment agreement without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits provided to Mr. DeBernardi as a result of the change in control are not reduced in order to avoid an “excess parachute payment.”
(12)	Mr. DeBernardi is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(13)	In the event of his disability, Mr. DeBernardi would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. DeBernardi’s base salary and continued life, medical, dental and disability insurance for the remaining term of the agreement, without any reduction for payments under bank sponsored disability programs.
(14)	In the event of his death, Mr. DeBernardi’s beneficiary would be entitled to receive Mr. DeBernardi’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(15)	Mr. DeBernardi has not accumulated any benefits under the Benefit Equalization Plan.
(16)	Under the 2005 Director s’ Retirement Plan, Mr. DeBernardi is entitled to receive an annual retirement benefit equal to 50% of the aggregate compensation paid to Mr. DeBernardi during the year of his retirement. Mr. DeBernardi is not currently vested in his annual retirement benefit under the plan, which will occur when Mr. DeBernardi attains age 65. Upon a change in control, Mr. DeBernardi will be entitled to receive his annual retirement benefit regardless of his actual age.
(17)	This amount represents the fair market value of the outstanding equity awards that become exercisable as a result of Mr. DeBernardi’s involuntary termination after a change in control, disability, or death. In the event of Mr. DeBernardi’s involuntary termination or retirement, his unvested outstanding equity awards will be forfeited.
(18)	This amount represents two times the sum of (i) Mr. Fields’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(19)	This amount represents the maximum severance payments and other benefits to Mr. Fields under his employment agreement without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits to Mr. Fields as a result of the change in control are not reduced in order to avoid an “excess parachute payment.”
(20)	Mr. Fields is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(21)	In the event of his disability, Mr. Fields would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. Fields’ base salary and continued life, medical, dental and disability insurance for the remaining term of the agreement, without any reduction for payments under bank sponsored disability programs.
(22)	In the event of his death, Mr. Fields’ beneficiary would be entitled to receive Mr. Fields’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(23)	Following Mr. Fields’ separation from service for any reason, he will be entitled to receive his accrued benefit under the Benefit Equalization Plan as of his date of termination.
(24)	This amount represents the fair market value of the outstanding equity awards that become exercisable as a result of Mr. Fields’ involuntary termination after a change in control, disability, or death. In the event of Mr. Fields’ involuntary termination or retirement, his unvested outstanding equity awards will be forfeited.
(25)	This amount represents 2 times the sum of (i) Mr. Guinan’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(26)	This amount represents the maximum severance payments and other benefits to Mr. Guinan under his employment agreement without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits to Mr. Guinan as a result of the change in control are not reduced in order to avoid an “excess parachute payment.”
(27)	Mr. Guinan is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(28)	In the event of his disability, Mr. Guinan would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. Guinan’s base salary and continued life, medical, dental and disability insurance for the remaining term of the agreement, without any reduction for payments under bank sponsored disability programs.
(29)	In the event of his death, Mr. Guinan beneficiary would be entitled to receive Mr.Guinan’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(30)	Following Mr.Guinan’s separation from service for any reason, he will be entitled to receive his accrued benefit under the Benefit Equalization Plan as of his date of termination.
(31)	This amount represents the fair market value of the outstanding equity awards that become exercisable as a result of Mr. Guinan’s involuntary termination after a change in control, disability, or death. In the event of Mr. Guinan’s involuntary termination or retirement, his unvested outstanding equity awards will be forfeited.
(32)	This amount represents 2 times the sum of (i) Mr. Wyks’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(33)	This amount represents 2 times the sum of (i) Mr. Wyks’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following his termination of employment in connection with a change in control.
(34)	Mr. Wyks is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(35)	In the event of his disability, Mr. Wyks would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement, or one year, less amounts payable under any disability programs. This amount represents Mr. Wyks’ base salary and continued life, medical, dental and disability insurance for the remaining term of the agreement, without any reduction for payments under bank sponsored disability programs.
(36)	In the event of his death, Mr. Wyks beneficiary would be entitled to receive Mr. Wyks’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(37)	Following Mr. Wyks’ separation from service for any reason, he will be entitled to receive his accrued benefit under the Benefit Equalization Plan as of his date of termination.
(38)	This amount represents the fair market value of the outstanding equity awards that become exercisable as a result of Mr. Wyks’ involuntary termination after a change in control, disability, or death. In the event of Mr. Wyks’ involuntary termination or retirement, his unvested outstanding equity awards will be forfeited.

Director Compensation

Each of the individuals who serves as a director of the Company also serves as a director of Oritani Bank and earns director fees in each capacity. Each non-employee director is currently paid a fee of $1,750 for each Company meeting attended and a fee of $1,750 for each Oritani Bank meeting attended. There are no separate fees paid for committee meetings attended. Additionally, each director receives a monthly retainer of $1,750 from each of the Company and Oritani Bank. Additional annual retainers are paid to the Lead Director/Chairman of the Audit Committee ($21,000) and the Chairmen of the other Board of Directors’ committees ($11,000). The Lead Director/Chairman of the Audit Committee is Director Antonaccio.

The following table sets forth the total fees received by the non-management directors during fiscal year 2010. The amounts reported under the Stock Awards and Option Awards columns were granted on May 5, 2008 pursuant to the 2007 Equity Incentive Plan approved by stockholders on April 22, 2008. A scheduled vesting of these grants and options occurred on May 12, 2010. In addition, there was an accelerated vesting of the remaining awards and options on June 24, 2010. This accelerated occurred in conjunction with the completion of the second step transaction. There were no grants of restricted stock or of stock options to non-executive directors during fiscal 2010. For a list of the total outstanding stock options for each director, please see the beneficial stock ownership table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Nicholas Antonaccio	105,000	619,876	314,432	138,352	1,177,660
James J. Doyle	95,000	619,876	314,432	119,381	1,148,689
Robert S. Hekemian	95,000	619,876	314,432	60,277	1,089,585
John J. Skelly, Jr.	95,000	619,876	314,432	51,050	1,080,357

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2010, in accordance with FASB ASC Topic 718, of restricted stock awards pursuant to the 2007 Equity Plan. Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2010 included in Oritani Financial Corp.’s Annual Report on Form 10-K.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal years ended June 30, 2010, in accordance with FASB ASC Topic 718, for stock option awards pursuant to the 2007 Equity Plan. Assumptions used in the calculation of this amount are included in footnote 14 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2010 included in Oritani Financial Corp.’s Annual Report on Form 10-K.
(3)	The amounts in this column reflect the actuarial increase in the present value at June 30, 2010 compared to June 30, 2009, of the directors’ benefits under the Directors’ Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s audited financial statements and include amounts for which the director may not currently be entitled to receive because such amounts are not vested. Also includes $41,352, $40,381, $26,277 and $35,050 of preferential or above-market earnings on non tax-qualified deferred compensation for Directors Antonaccio, Doyle, Hekemian and Skelly, respectively, under the Directors’ Deferred Fee Plan.

Directors Deferred Fee Plans. Oritani Bank adopted the 2005 Directors Deferred Fee Plan, effective as of January 1, 2005, in order to include the provisions required by Section 409A of the Internal Revenue Code. Contributions to Oritani Bank’s prior Directors Deferred Fee Plan were frozen, effective as of December 31, 2004. Each month, Oritani Bank credits a director’s account under the 2005 Directors Deferred Fee Plan with the amount such director elects to defer. The director’s deferral election must generally be submitted to Oritani Bank prior to January 1 of the plan year in which the fees to be deferred are otherwise payable to the director and is irrevocable with respect to the fees covered by such election. Each director’s account under the plans is credited every month with interest at a rate equal to the greater of the Citibank Prime Rate or a 9% annualized rate. A committee appointed by the Oritani Bank Board of Directors administers the plan. The committee may in its discretion permit a director to request that his deferred fee account(s) be invested in an alternative investment such as equity securities, fixed income securities, money market accounts and cash. The account of a director who has selected an alternative investment is credited with earnings or losses based on the investment selected. A director is 100% vested at all times in his deferred fee account(s). Upon retirement, the director will receive the value of his benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. In the event the director becomes a “specified employee,” payments under the plan will commence no earlier than the first day of the 7th month following the director’s separation from service. Following a director’s cessation of service prior to retirement or death, Oritani Bank will pay the director’s benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. A director may elect to receive an in-service distribution, provided that such distribution will be no earlier than the January 1st of the calendar year that is at least two years following the year for which the deferral election is made. Payment will be made in a lump sum or in up to 10 annual installments, as elected by the director at the time the election to defer was made. A director may elect to receive amounts in his deferred account(s) upon his disability or upon a change in control of Oritani Bank either in the form of a lump sum or in annual installments over a period of up to 10 years. A director may elect to delay payment of his benefits or to change the form of payment from a lump sum to installments within the limits of Code Section 409A requirements and Treasury Regulations issued thereunder. In the event of a director’s death prior to commencement of benefit payments, payments will be made to the director’s beneficiary, as elected by the director in his deferral election form. In the event of a director’s death after commencement of benefit payments, the remaining balance of benefit payments will be paid to the director’s beneficiary in the manner and at the time elected by the director in his deferral election form. In the event a director incurs a financial hardship, the director may request a financial hardship benefit. If approved, the financial hardship payment will be made in a lump sum. During fiscal year 2010, Oritani Bank credited $276,000 in interest to directors’ accounts under the Directors Deferred Fee Plans.

Directors Retirement Plan. Oritani Bank maintains the 2005 Director’s Retirement Plan that was adopted as a restatement of the Directors Retirement Plan and is intended to comply with section 409A of the Internal Revenue Code. Oritani Bank’s prior Director’s Retirement Plan was frozen, effective as of December 31, 2004. Benefits payable under the 2005 Director’s Retirement Plan are reduced by the amount of the retirement benefits payable to the director under the frozen director retirement plan. The 2005 Director’s Retirement Plan provides retirement, medical and death benefits to directors, including directors who are also employees, who have at least five years of service and retire after attaining age 65, or who, after attaining age 60 retire, die or become disabled. Upon retirement on or after attaining age 65 with at least ten years of cumulative service, an eligible director’s annual retirement benefit is equal to 50% of the director’s aggregate annual compensation with respect to his final year of service, including fees paid to the director for attendance at regular monthly meetings and annual meetings of Oritani Bank and the Company, monthly retainers, and any additional annual retainers paid to the director for service as a committee chair, lead director or otherwise. If, after attaining age 60, a director retires, dies or becomes disabled, and such director has more than five years of service the director or his beneficiary will be entitled to the following percentage of benefit: 50% if the director has 5 to 6 years of service, 60% if the director has 6 to 7 years of service, 70% if the director has 7 to 8 years of service, 80% if the director has 8 to 9 years of service, 90% if the director has 9 to 10 years of service and 100% if the director has more than 10 years of service. In the event of a change in control, each director will be deemed to have 10 years of service and attained age 65 for the purpose of calculating his benefit under the plan. A director who retires prior to age 60 for any reason shall receive no benefit under the plan. Each director was entitled to elect prior to December 31, 2006 to receive a lump sum payment upon a change in control in an amount equal to the present value of his plan benefits. Benefits under the plan are generally payable in monthly installments for the director’s lifetime or as a joint and survivor form of benefit depending on the director’s marital status at the time of the payment triggering event. Notwithstanding the foregoing, a director was permitted to elect prior to December 31, 2008, to receive his plan benefits in the form of a lump sum payment in the event of his disability prior to termination of service. In the event a director who has served on the Board of Directors for at least five years dies while in service, the director’s spouse will be entitled to a benefit calculated as if the director had continued service until age 65. The amount of the survivor’s benefit will be based on the number of years the director would have served on the Board of Directors assuming the director served on the Board of Directors until age 65. The benefit will be payable to the director’s spouse for the remainder of the spouse’s life, along with medical benefits. Medical benefits provided to directors and their spouses prior to the date of their retirement will continue to be provided to retired directors and their spouses, as long as the director lives, or, in the event the director dies while in office, the medical benefits will continue to be provided to the director’s spouse for his or her lifetime. In the event the cost of medical benefits provided under the plan exceeds 200% of the cost of such benefits to Oritani Bank immediately prior to the director’s retirement, the cost in excess of 200% will be paid by the retired director or his or her spouse. Directors also receive $50,000 of post-retirement life insurance coverage, which was obtained in conjunction with the Company’s purchase of Bank-Owned Life Insurance. The Company incurs no additional cost to provide this coverage; however, there is an accrual expense associated with the benefit. This accrual totaled $7,000 during fiscal 2010.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In order to be eligible for inclusion in the proxy materials for this year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting had a deadline for receipt at the Company’s Executive Office, 370 Pascack Road, Township of Washington, New Jersey 07676, of June 17, 2011. No shareholder proposals were received by the deadline.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received by the Secretary of Oritani Financial Corp.

Nothing in the above paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board is not aware of any business to come before the Special Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, will be furnished without charge upon written or telephonic request to Philip M. Wyks, Corporate Secretary, 370 Pascack Road, Township of Washington, New Jersey, 07676 or call (201) 664-5400.

/s/ PHILIP M. WYKS
Philip M. Wyks
Corporate Secretary

Township of Washington, New Jersey

June 27, 2011

Appendix A

ORITANI FINANCIAL CORP.

2011 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Oritani Financial Corp. 2011 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Oritani Financial Corp., a Delaware corporation (the “Company”), and its Subsidiaries, including Oritani Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is July 26, 2011, the expected date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.9, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock. Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and may be settled in shares of Stock, cash, or a combination of cash and shares of Stock based on the Fair Market Value of a specified number of shares of Stock.

Section 2.2 Stock Options

(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option using a portion of shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3 Restricted Stock.

(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards (other than those subject to performance-based vesting conditions under Section 2.5 hereof) shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement between Oritani Financial Corp. and [Name of Participant] dated [Date], made pursuant to the terms of the Oritani Financial Corp. 2011 Equity Incentive Plan, copies of which are on file at the executive offices of Oritani Financial Corp.., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Performance-based Restricted Stock Awards may or may not be issued and outstanding, in the discretion of the Committee. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. Notwithstanding the foregoing, no dividends shall be paid with respect to any Restricted Stock Awards subject to a performance-based vesting condition unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4 Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company, as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii) The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has certified that the performance goals have been satisfied.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit Award for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 2.5 Performance-Based Compensation. The vesting of any Restricted Stock Award or Restricted Stock Unit Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. At the discretion of the Committee, the vesting of any Stock Options also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following:

(i) basic earnings per share;

(ii) basic cash earnings per share;

(iii) diluted earnings per share;

(iv) diluted cash earnings per share;

(v) net income or net income before taxes;

(vi) cash earnings;

(vii) net interest income;

(viii) non-interest income;

(ix) general and administrative expense to average assets ratio;

(x) cash general and administrative expense to average assets ratio;

(xi) efficiency ratio;

(xii) cash efficiency ratio;

(xiii) return on average assets;

(xiv) cash return on average assets;

(xv) return on average stockholders’ equity;

(xvi) cash return on average stockholders’ equity;

(xvii) return on average tangible stockholders’ equity;

(xviii) cash return on average tangible stockholders’ equity;

(xix) core earnings;

(xx) operating income;

(xxi) operating efficiency ratio;

(xxii) net interest rate margin or net interest rate spread;

(xxiii) growth in assets, loans, or deposits;

(xxiv) loan production volume;

(xxv) non-performing loans;

(xxvi) cash flow;

(xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Adjustments. Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c) Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.6 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, disability, Retirement or Involuntary Termination of Employment (or Termination of Service for a Director) following a Change in Control). Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting. Unless otherwise provided by the Committee, with respect to an Employee who is also a Director, continued Service as a Director following Termination of Employment shall constitute Service for purposes of vesting.

Section 2.7 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.9. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than due to Disability, Retirement, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination, and any Restricted Stock Award and Restricted Stock Unit Award that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Unit Awards granted to a Participant that has not vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Unit Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Vested Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed within three (3) months of Termination of Service.

(d) Upon Termination of Service for reason of Retirement, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not exercisable, and all Restricted Stock Awards and Restricted Stock Unit Awards (except those that are subject to performance-based conditions) shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Retirement. The Stock Options may be exercised for a period of one year following Termination of Service, provided, however, that no Stock Option will be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Termination of Service.

(e) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(f) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Five Million Seven Hundred Ninety Thousand Eight Hundred Forty-Nine (5,790,849) shares of Stock, all of which are eligible to delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs). Of this number, the maximum number of shares of Stock that may be issued under the Plan as Restricted Stock Awards or Restricted Stock Unit Awards is One Million Six Hundred Fifty-Four Thousand Five Hundred Twenty-Eight (1,654,528) shares of Stock, which represents four percent (4%) of the Shares outstanding as of the Effective Date of this Plan. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of Stock Options, Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the granting of additional Stock Options, Restricted Stock and Restricted Stock Units shall be reduced by the number of shares of Stock in respect of which the Stock Options, Restricted Stock or Restricted Stock Units is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees and Non-Employee Directors.

(a) Grants to Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one Employee pursuant to Section 3.2 during any calendar year shall not exceed 1,447,712.

(b) Grants to Non-Employee Directors. The maximum number of shares of Stock that are available for Awards to non-employee Directors pursuant to Section 3.2 shall not exceed thirty percent (30%) of the aggregate shares of Stock available under the Plan.

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock and Restricted Stock Units, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock or Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), provided however that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination of Employment following a Change in Control.

(b) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), following a Change in Control, all Restricted Stock Awards and Restricted Stock Unit Awards then held by the Participant shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c) Change in Board Composition: During any period of two (2) consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a) the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock and Restricted Stock Units shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock or Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Bergen County, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as the Participant shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 7.17 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award” means any Stock Option, Restricted Stock or Restricted Stock Units or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.

(j) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k) “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q) “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u) “Incumbent Directors” means:

(I) the individuals who, on the date hereof, constitute the Board; and

(II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

(v) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(w) “ISO” has the meaning ascribed to it in Section 2.1(a).

(x) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z) “Restricted Stock” has the meaning ascribed to it in Section 2.3.

(aa) “Restricted Stock Unit Award” and “Restricted Stock Unit” has the meaning ascribed to them in Section 2.4.

(bb) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(I) the attainment of age 75 by an Employee or Director;

(II) the attainment of age 62 by an Employee or Director and the completion of 15 years of continuous employment or Service as an Employee or Director; or

(III) the completion of 25 years of continuous employment or Service as an Employee and/or Director.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(cc) “SEC” means the United States Securities and Exchange Commission.

(dd) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ee) “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(ff) “Stock” means the common stock of the Company, $0.10 par value per share.

(gg) “Stock Option” means an ISO or a Non-Qualified Option.

(hh) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(ii) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV) A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(V) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI) With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(jj) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(kk) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean Eastern Standard Time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP

REVOCABLE PROXY

Oritani Financial Corp.

SPECIAL MEETING OF STOCKHOLDERS

July 26, 2011

9:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Oritani Financial Corp. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675 on July 26, 2011, at 9:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated on the reverse:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AN EXECUTED PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

ORITANI FINANCIAL CORP.—JULY 26, 2011 9:00 A.M.

YOUR VOTE IS IMPORTANT!

The Proxy Statement is available on-line at: http://investor.oritani.com

You can vote in one of three ways:

1. Call toll free 1-866-860-0410 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/orit and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6851

PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Approval of the Oritani Financial Corp. 2011 Equity Incentive Plan.

Special Meeting of Stockholders JULY 26, 2011

For

Against Abstain

REVOCABLE PROXY Oritani Financial Corp.

Against Abstain For

2. Approval of such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed hereon.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

Mark here if you plan to attend the Special Meeting

Mark here for address change and note change

Please be sure to date and sign this proxy card in the box below.

Date

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the Special Meeting and a proxy statement dated June 27, 2011.

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships,

title or capacity should be stated. If shares are held jointly, only one holder needs to sign.

Sign above

Co-holder (if any) sign above —

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

By Mail; or

By Telephone (using a Touch-Tone Phone); or

By Internet,

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., July 26, 2011. It is not necessary to return this proxy if you vote by telephone or internet.

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., July 26, 2011.

Vote by Telephone

1-866-860-0410

Vote by Internet

anytime prior to 3:00 a.m., July 26, 2011 go to

https://www.proxyvotenow.coim/orit

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

I ON-LINE PROXY MATERIALS: http://investor.oritani.com

Your vote is important!